Exhibit 5.2

[Letterhead of Barnes & Thornburg LLP]

June 10, 2014

Beazer Homes USA, Inc.

1000 Abernathy Road

Suite 260

Atlanta, Georgia 30328

Re:	Beazer Homes USA, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to (i) Beazer Homes Indiana, LLP, an Indiana limited liability partnership, (ii) Paragon Title, LLC, an Indiana limited liability company, and (iii) Trinity Homes, LLC, an Indiana limited liability company doing business as Beazer Homes (collectively, the “Guarantors”), all of which are indirect subsidiaries of Beazer Homes USA, Inc., a Delaware corporation (“Beazer”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), to be filed on June 10, 2014 by Beazer and the direct and indirect subsidiaries of Beazer listed in the Registration Statement, including the Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and the related prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus.

The Registration Statement relates to the issuance by Beazer of up to $750,000,000 in aggregate principal amount of securities, including (i) senior debt securities (the “Senior Notes”) and (ii) subordinated debt securities (the “Subordinated Notes”, and together with the Senior Notes, the “Notes”). All capitalized terms used and not otherwise defined shall have the meanings assigned to such terms in the Registration Statement.

In conjunction with any issuance of the Senior Notes, the Guarantors and certain other subsidiaries listed in the Registration Statement may issue guarantees with respect to (i) the Senior Notes (collectively, the “Senior Guarantees”) and (ii) the Subordinated Notes (collectively, the “Subordinated Guarantees, and together with the Senior Guarantees, the “Guarantees”).

The Senior Notes and the Senior Guarantees would be issued pursuant to the Indenture, dated as of April 17, 2002 (the “Senior Indenture”), by and among Beazer, U.S. Bank National Association, as trustee (the “Trustee”), the Guarantors and the other guarantors signatory thereto.

Beazer Homes USA, Inc.

June 10, 2014

The Subordinated Notes and the Subordinated Guarantees would be issued pursuant to the Indenture, dated as of January 12, 2010 (the “Subordinated Indenture”), by and among Beazer, Trustee, the Guarantors and the other guarantors signatory thereto

We have assumed, with your permission, that (i) neither the Senior Indenture nor the Subordinated Indenture have been further amended, modified or supplemented with respect to the provisions related to the Guarantees, (ii) all relevant actions will have been taken in the future for the issuance of the Guarantees, including, without limitation, that the execution and delivery by each of the Guarantors of supplemental indentures providing for the Guarantees and the Guarantees, themselves, and the performance of their obligations thereunder will have been, prior to issuance of the Guarantees, duly authorized by all necessary limited liability company or limited liability partnership or other action, as applicable, (iii) the substantive provisions of the Senior Guarantees, when issued, will be identical to the description of the Senior Guarantees set forth in the Senior Indenture and (iv) the substantive provisions of the Subordinated Guarantees, when issued, will be identical to the description of the Subordinated Guarantees set forth in the Subordinated Indenture.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the Registration Statement, the Senior Indenture and the Subordinated Indenture.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto; (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto; (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity of all individuals executing documents; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and the Guarantors and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company and the Guarantors, including without limitation those factual matters included in the Registration Statement.

Beazer Homes USA, Inc.

June 10, 2014

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1. Beazer Homes Indiana, LLP is a general partnership subject to the Uniform Partnership Act of the State of Indiana and became registered as an Indiana limited liability partnership pursuant to a Registration to Qualify as a Limited Liability Partnership filed with the Indiana Secretary of State on December 29, 2004.

2. Paragon Title, LLC is validly existing as a limited liability company under the laws of the State of Indiana.

3. Trinity Homes, LLC is validly existing as a limited liability company under the laws of the State of Indiana.

4. Beazer Homes Indiana, LLP has all requisite partnership power and authority to conduct its business and to own its properties (all as described in the Registration Statement) and to execute, deliver and perform all of its obligations under the Guarantees.

5. Paragon Title, LLC has all requisite limited liability company power and authority to conduct its business and to own its properties (all as described in the Registration Statement) and to execute, deliver and perform all of its obligations under the Guarantees.

6. Trinity Homes, LLC has all requisite limited liability company power and authority to conduct its business and to own its properties (all as described in the Registration Statement) and to execute, deliver and perform all of its obligations under the Guarantees.

The opinions set forth above are subject to the following qualifications and exceptions:

We are members of the Bar of the State of Indiana. In rendering the foregoing opinions we express no opinion as to the effect (if any) of laws of any jurisdiction except those of the State of Indiana. This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm King & Spalding LLP in and in connection with the legal opinion

Beazer Homes USA, Inc.

June 10, 2014

provided by that law firm that is included as an exhibit to the Registration Statement. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP